Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. Alliance Resource Partners, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119
FOR IMMEDIATE RELEASE	(918) 295-7673

Alliance to Present at Wachovia Securities’ 5th Annual Pipeline & MLP Symposium

Tulsa, Oklahoma, December 1, 2006 – Alliance Resource Partners, L.P. (NASDAQ: ARLP) and Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that Brian L. Cantrell, Senior Vice President and Chief Financial Officer, will present at the Wachovia Securities Fifth Annual Pipeline and MLP Symposium in New York City at approximately 4:00 p.m. Eastern time on Tuesday, December 5, 2006.

The related presentation materials will be available December 5, 2006 on the website for both Alliance Resource Partners, L.P. (http://www.arlp.com) and Alliance Holdings GP, L.P. (http://www.ahgp.com) under “Investor Information” and “Investor Presentations.”

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

About Alliance Resource Partners, L.P.

Alliance Resource Partners, L.P. is a diversified producer and marketer of steam coal to major United States utilities and industrial users. Alliance Resource Partners, the nation’s only publicly traded master limited partnership involved in the production and marketing of coal, is currently the fifth largest coal producer in the eastern United States with operations in all major eastern coalfields. Alliance Resource Partners currently operates eight underground mining complexes in Illinois, Indiana, Kentucky and Maryland; and is developing the Mountain View mine in West Virginia, which will replace the Maryland mine that will deplete its reserves at the end of this year.

Partnership news, unit prices and additional information about Alliance Resource Partners, including filings with the Securities and Exchange Commission, are available at http://www.arlp.com. For more information, contact Alliance Resource Partners’ investor relations department at 918-295-7674 or via e-mail at investorrelations@arlp.com.

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About Alliance Holdings GP, L.P.

Alliance Holdings GP, L.P. is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of Alliance Resource Partners, L.P., through which it holds a 1.98% general partner interest and the incentive distribution rights in Alliance Resource Partners, L.P. In addition, Alliance Holdings GP, L.P. owns 15,550,628 common units of Alliance Resource Partners, L.P.

Partnership news, unit prices and additional information about Alliance Holdings GP, L.P., including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact Alliance Holdings GP’s investor relations department at 918-295-1415 or via e-mail at investorrelations@ahgp.com.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release and the materials referenced herein are forward-looking statements that involve risks and uncertainties that could cause actual results of Alliance Resource Partners, L.P. (“ARLP”) and, in turn, Alliance Holdings GP, L.P. to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: increased competition in coal markets and ARLP’s ability to respond to the competition; fluctuation in coal prices, which could adversely affect ARLP’s operating results and cash flows; risks associated with the expansion of ARLP’s operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the domestic coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations or breaches of existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; ARLP’s productivity levels and margins that ARLP earns on its coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks associated with major mine-related accidents, such as mine fires or other interruptions; results of litigation; difficulty maintaining ARLP’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty obtaining commercial property insurance, and risks associated with ARLP’s participation (excluding any applicable deductible) in the commercial insurance property program; and, a loss or reduction of the direct or indirect benefit from certain state and federal tax credits, including non-conventional source fuel tax credits.

Additional information concerning these and other factors can be found in Alliance Resource Partners, L.P.’s public periodic filings with the Securities and Exchange Commission (“SEC”), including Alliance Resource Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 16, 2006 with the SEC, and Alliance Holdings GP, L.P.’s Prospectus on Form 424B4 filed May 10, 2006. Except as required by applicable securities laws, Alliance Resource Partners, L.P. and Alliance Holdings GP, L.P. do not intend to update their forward-looking statements.

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